UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) Of The Securities Exchange Act of 1934

BRISTOL WEST HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Date of Report (Date of Earliest Event Reported): February 21, 2006
Commission File No. 001-31984

Delaware	001-31984	13-3994449
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5701 Stirling Road, Davie, Florida	33314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 316-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

Executive Compensation Awards

On February 21, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Bristol West Holdings, Inc. (“Bristol West”) took the actions described below:

Base Salaries. The Compensation Committee approved the following annual base salaries of Bristol West’s named executive officers, effective February 26, 2006: James R. Fisher, Chairman of the Board and Chief Executive Officer ($700,000); Jeffrey J. Dailey, President and Chief Operating Officer ($425,000); Simon J. Noonan, Executive Vice President ($325,000); Craig E. Eisenacher, Senior Vice President-Chief Financial Officer ($295,000); and James J. Sclafani, Jr., Senior Vice President-Claims ($300,000). Mr. Fisher’s annual base salary was not increased from the level established in 2004 in his employment agreement dated as of January 1, 2004. The annual base salaries of the other named executive officers were increased from their 2005 levels by approximately 2.2% to 10.3%. The Compensation Committee also approved a further increase in Mr. Dailey’s annual base salary to $525,000 effective July 1, 2006 when he succeeds Mr. Fisher to become Bristol West’s Chief Executive Officer and a further increase in Mr. Noonan’s annual base salary to $350,000 when he succeeds Mr. Dailey to become Bristol West’s Chief Operating Officer, as discussed in Item 5.02 below. At that time, Mr. Fisher’s annual base salary will decrease to $350,000. These annual base salaries are subject to change from time to time as determined by the Compensation Committee.

Annual Incentive Compensation Earned in 2005. The Compensation Committee approved annual incentive bonus awards earned during 2005 that will be paid in 2006 to the named executive officers under Bristol West’s previously disclosed annual Incentive Compensation Program (which we refer to as the “ICP”). The executive officers who received ICP bonus awards earned the awards based upon the executive’s position and responsibilities, Bristol West’s performance relative to its earnings goals and other strategic objectives and the executive’s individual performance. In assessing Bristol West’s performance in 2005 for the purpose of making ICP awards to Bristol West’s named executive officers, the Compensation Committee considered Bristol West’s return on equity, net income, gross written premium and combined ratio relative to its business plan objectives in light of a very competitive market. The Compensation Committee approved the payment of these bonus awards 75% in cash and 25% in restricted stock. Effective with fiscal 2006, the ICP will be replaced by the Bristol West Holdings, Inc. Executive Officer Incentive Plan and the Bristol West Holdings, Inc. Management Incentive Plan, as described below.

Messrs. Fisher and Dailey recommended that they receive no ICP bonus awards for 2005. The Compensation Committee believed that both men had earned an ICP bonus award, but, after discussion, concurred with their recommendation despite their successful management of Bristol West in a very competitive market. The amounts of the ICP bonus awards paid with respect to 2005 to the other named executive officers are as follows: Mr. Noonan ($56,250 in cash; $18,750 in restricted stock); Mr. Eisenacher ($57,750 in cash; $19,250 in restricted stock); Mr. Sclafani ($48,750 in cash; $16,250 in restricted stock). These ICP restricted stock awards will cliff vest on February 21, 2008 and will be forfeited if the executive officer’s employment with Bristol West terminates prior to the vesting date, except for death and disability. The vesting of these ICP restricted stock awards is accelerated in full for certain mergers, sales or other business combinations and for death or disability.

The restricted stock portion of the ICP awards were made pursuant to the terms of a Restricted Stock Award Agreement with two-year cliff vesting, a form of which is filed as Exhibit 10.1 to this Report, and incorporated herein by reference, and pursuant to Bristol West’s 2004 Stock Incentive Plan (which we refer to as the “2004 Stock Incentive Plan”), which previously was filed as Exhibit 10.18 to Bristol West’s Registration Statement (File No. 333-111259) on Form S-1.

Restricted Stock Awards in 2006. The Compensation Committee also approved restricted stock grants to certain named executive officers for the purpose of retaining these key employees over a long-term period, providing them direct ownership in Bristol West common stock with a view toward preserving shareholder value and encouraging decisions related to increasing shareholder value in the future.

Mr. Fisher recommended that no restricted stock be awarded to him, and the Committee accepted his recommendation. The amounts of the restricted stock awards made to other named executive officers are as follows: Mr. Dailey ($350,000 in restricted stock); Mr. Noonan ($325,000 in restricted stock); Mr. Eisenacher ($300,000 in restricted stock); Mr. Sclafani ($250,000 in restricted stock). The restricted stock awards will cliff vest on February 21, 2011 and will be forfeited if the executive officer’s employment with Bristol West terminates prior to the vesting date, except for death and disability. The vesting of these restricted stock awards is accelerated in full for certain mergers, sales or other business combinations and for death or disability. These restricted stock awards were made pursuant to the terms of a Restricted Stock Award Agreement with five-year cliff vesting, a form of which is filed as Exhibit 10.2 to this Report, and pursuant to the 2004 Stock Incentive Plan.

Executive Officer Incentive Plan

On February 21, 2006, the Compensation Committee and the Board of Bristol West adopted the Bristol West Holdings, Inc. Executive Officer Incentive Plan (“EIP”). A copy of the EIP as adopted by the Board is filed as Exhibit 10.3 to this Report. The EIP is designed to preserve the income tax deductibility of incentives paid under the EIP to Bristol West’s executive officers who are subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, and related regulations and interpretations (the “Code”). Accordingly, adoption of the EIP (and implementation of awards under the EIP) is subject to the approval of Bristol West’s stockholders pursuant to Code Section 162(m).

Purpose. The purpose of the EIP is to establish and maintain for Bristol West’s executive officers a result and profit oriented environment. The EIP aims to align the interests of the executive officers and Bristol West towards the completion of Bristol West’s strategic objectives, while providing incentives to constantly expand Bristol West’s earning power. The EIP will have direct ties to Bristol West’s business plan and encourage teamwork in accomplishing Bristol West’s goals. The EIP replaces the ICP for Bristol West’s executive officers.

Participation. Subject to the approval of the Compensation Committee, each of Bristol West’s executive officers will participate in the EIP. At its meeting on February 21, 2006, the Compensation Committee selected the Chief Executive Officer and Bristol West’s other executive officers to participate in the EIP.

Bonus Targets and Performance Goals. Annually, with respect to each EIP participant, the Compensation Committee will establish, for the applicable fiscal year, the participant’s individual bonus target and the participant’s performance goal or goals (increased or decreased, in each case in accordance with factors adopted by the Compensation Committee with respect to the fiscal year that relate to unusual or extraordinary items). The selection and adjustment of applicable EIP performance goals and individual bonus targets for EIP participants will be made in compliance with Code Section 162(m). The EIP performance goal(s) may be based upon one or more factors with respect to Bristol West including those performance goals specified in Section 2(i) of the EIP.

On February 21, 2006, the Compensation Committee determined that there will be one EIP performance goal that will apply to each EIP participant for 2006. The 2006 EIP performance goal will be based on Bristol West’s Adjusted Pre-Tax Underwriting Income (as defined below) measured against the pre-tax underwriting income estimate set forth in Bristol West’s 2006 business plan. For purposes of the EIP in 2006, “Adjusted Pre-Tax Underwriting Income” will mean an amount equal to the following measured for the 2006 fiscal year: (1) pre-tax income, plus (2) interest expense, less (3) investment income, less (4) realized gains on investments, plus (5) realized losses on investments, less (6) the effect of unusual or extraordinary items determined to be appropriate by the Compensation Committee consistent with the requirements of Code Section 162(m)(4)(C). Based on individual bonus targets set by the Compensation Committee for each named executive officer and the Adjusted Pre-Tax Underwriting Income performance goal criteria, the EIP award for each named executive officer with respect to 2006 can vary as follows: Mr. Fisher (0% to 120% of his 2006 base salary); Mr. Dailey (0% to 120% of his 2006 base salary); Mr. Noonan (0% to 84% of his 2006 base salary); Mr. Eisenacher (0% to 84% of his 2006 base salary); Mr. Sclafani (0% to 60% of his 2006 base salary).

Awards. Annually, with respect to each EIP participant, the Compensation Committee will also determine whether the terms and conditions underlying the payment of the participant’s EIP award have been satisfied. The maximum amount of any EIP awards that can be paid to any EIP participant during any fiscal year is $1,000,000. The Committee may, in its sole discretion, reduce or eliminate the amount of an EIP award otherwise payable to an EIP participant with respect to any fiscal year. The determination of EIP awards for EIP participants will be made in compliance with Code Section 162(m). Each EIP award will be paid 75% in cash and 25% in restricted stock that cliff vests in two years, which will be issued pursuant to the terms of a Restricted Stock Award Agreement with two-year cliff vesting, a form of which is filed as Exhibit 10.1 to this Report, and pursuant to the 2004 Stock Incentive Plan. The EIP restricted stock awards will be forfeited if the participant’s employment with Bristol West terminates prior to the vesting date, except for death and disability. The vesting of the EIP restricted stock awards is accelerated in full for certain mergers, sales or other business combinations and for death or disability.

Management Incentive Plan

On February 21, 2006, the Compensation Committee and the Board also adopted the Bristol West Holdings, Inc. Management Incentive Plan (“MIP”). A copy of the MIP as adopted by the Board is filed as Exhibit 10.4 to this Report.

Purpose. The purpose of the MIP is to establish and maintain for Bristol West’s executive officers and other key employees a result and profit oriented environment. The MIP aims to align the interests of the MIP participants and Bristol West towards the completion of Bristol West’s strategic objectives, while providing incentives to constantly expand Bristol West’s earning power. The MIP will have direct ties to Bristol West’s business plan and encourage teamwork in accomplishing Bristol West’s goals. The MIP replaces the ICP for Bristol West’s executive officers and other key employees.

Administration. For purposes of the MIP, “Administrator” means, with respect to Bristol West’s executive officers, the Compensation Committee, and with respect to all other participants, the Compensation Committee and/or the Chief Executive Officer with assistance from our Chief Operating Officer.

Participation. With respect to an MIP Individual Goal Award (as defined below), the Committee shall have the right to designate as a participant any Bristol West executive officer. The Administrator may designate as a participant any employee whom they deem to be a key employee, provided that the employee is not a Bristol West executive officer. Participants in the EIP with respect to a fiscal year will not be eligible to participate in the Performance Goal Award (as defined below) portion of the MIP award with respect to that fiscal year.

Bonus Targets. Annually, with respect to each MIP participant, the Compensation Committee will establish, for the applicable fiscal year, the participant’s individual bonus target.

Performance Goals. Eighty percent (80%) of each participant’s individual bonus target will be based on achievement of performance goal(s) (the “Performance Goal Target”). The MIP performance goal(s) may be based upon one or more factors with respect to Bristol West including those performance goals specified in Section 2(h) of the MIP. Annually, with respect to each MIP participant, the Administrator will establish, for the applicable fiscal year, the participant’s performance goal(s) (increased or decreased, in each case in accordance with factors adopted by the Administrator with respect to the fiscal year that relate to unusual or extraordinary items). After the end of each fiscal year, the Administrator will assess the achievement of the performance goal(s) by each participant and determine the amount of this portion of the MIP award for each participant (the “Performance Goal Award”). The Administrator reserves the right, in its sole discretion, to reduce or eliminate the amount of the Performance Goal Award otherwise payable to a MIP participant with respect to any fiscal year. Participants in the EIP with respect to a fiscal year will not be eligible to participate in the Performance Goal Award portion of the MIP award with respect to that fiscal year.

On February 21, 2006, the Compensation Committee determined that there will be one MIP performance goal that will apply to each MIP participant for 2006. The 2006 MIP performance goal will be based on Bristol West’s Adjusted Pre-Tax Underwriting Income (as defined below) measured against the pre-tax underwriting income estimate set forth in Bristol West’s 2006 business plan. For purposes of the MIP in 2006, “Adjusted Pre-Tax Underwriting Income” will mean an amount equal to the following measured for the 2006 fiscal year: (1) pre-tax income, plus (2) interest expense, less (3) investment income, less (4) realized gains on investments, plus (5) realized losses on investments, less (6) the effect of unusual or extraordinary items determined to be appropriate by the Compensation Committee.

Individual Goals. Twenty percent (20%) of the individual bonus target will be based upon a MIP participant’s individual performance, as measured by the participant’s achievement of performance objectives and contributions to Bristol West’s success at achieving its strategic objectives. After the end of each fiscal year, the Administrator will assess the achievement of this portion of the individual bonus target by each MIP participant and determine the amount of this portion of the total MIP award for each participant (the “Individual Goal Award”).

Awards. Each MIP award will be paid 75% in cash and 25% in restricted stock that cliff vests in two years, which will be issued pursuant to the terms of a Restricted Stock Award Agreement with two-year cliff vesting, a form of which is filed as Exhibit 10.1 to this Report, and pursuant to the 2004 Stock Incentive Plan. The MIP restricted stock awards will be forfeited if the participant’s employment with Bristol West terminates prior to the vesting date, except for death and disability. The vesting of these restricted stock awards is accelerated in full for certain mergers, sales or other business combinations and for death or disability.

Director Compensation

On February 21, 2006, the Compensation Committee and the Board approved the following schedule for non-employee director compensation, subject to change from time to time as determined by the Compensation Committee and the Board:

•	Fees in 2006: Bristol West’s directors will receive the following fees payable quarterly in arrears during 2006:

o	Annual Cash Retainer: The directors, other than Mr. James R. Fisher, will each receive annual directors’ fees of $40,000.

o	Audit Committee Retainers:
▪	Committee Chair Retainer: The Chairperson of the Audit Committee will receive an additional annual fee of $15,000.
▪	Committee Member Retainer: The other members of the Audit Committee will each receive an additional annual fee of $7,500.

o	Compensation Committee Chair Retainer: The Chairperson of the Compensation Committee will receive an additional annual fee of $7,500.

o	Corporate Governance and Nominating Committee Chair Retainer: The Chairperson of the Corporate Governance and Nominating Committee will receive an additional annual fee of $7,500.

o
Form of Awards: The directors can elect to receive all such fees in the form of cash or stock issued pursuant to the 2004 Stock Incentive Plan and Bristol West’s Non-Employee Directors’ Deferred Compensation and Stock Award Plan, which is filed as Exhibit 10.5 to this Report. The directors are also entitled to defer receipt of all or some of these fees under Bristol West’s Non-Employee Directors’ Deferred Compensation and Stock Award Plan.

•
Restricted Stock Awards. The Compensation Committee awarded the following directors restricted stock in the amount of $40,000: R. Cary Blair, Richard T. Delaney, Inder-Jeet S. Gujral, Mary R. Hennessy, Eileen Hilton, James N. Meehan and Arthur J. Rothkopf. These directors are non-employee directors who are not affiliated with Kohlberg Kravis Roberts & Co. L.P. These restricted stock awards will cliff vest on February 21, 2008 and will be forfeited if the director ceases to serve as a director prior to the vesting date, except for death and disability. The vesting of these restricted stock awards is accelerated in full for certain mergers, sales or other business combinations and for death or disability. The restricted stock awards were made pursuant to the terms of a Restricted Stock Award Agreement with two-year cliff vesting, a form of which is filed as Exhibit 10.6 to this Report and pursuant to the 2004 Stock Incentive Plan. The Compensation Committee approved the making of such awards every other year on a regular basis.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On February 21, 2006, James R. Fisher, Bristol West’s Chief Executive Officer and Chairman of the Board, notified our Board of Directors that, as part of Bristol West’s ongoing management succession process, he would like to relinquish his title as Chief Executive Officer effective as of July 1, 2006. Mr. Fisher recommended the promotion of Jeffrey J. Dailey, Bristol West’s President and Chief Operating Officer, to the position of Chief Executive Officer. The Board accepted Mr. Fisher’s recommendations. Effective July 1, 2006, Mr. Fisher will continue to serve as Executive Chairman of the Board. The Board also accepted Mr. Fisher’s recommendation that, effective as of July 1, 2006, Simon J. Noonan, Bristol West’s Executive Vice President, succeed Mr. Dailey to the position of Chief Operating Officer.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

10.1	Form of Restricted Stock Agreement for Executives with a two-year vesting schedule
10.2	Form of Restricted Stock Agreement for Executives with a five-year vesting schedule
10.3	Bristol West Holdings, Inc. Executive Officer Incentive Plan
10.4	Bristol West Holdings, Inc. Management Incentive Plan
10.5	Non-Employee Directors’ Deferred Compensation and Stock Award Plan
10.6	Form of Restricted Stock Agreement for Directors with a two-year vesting schedule

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRISTOL WEST HOLDINGS, INC.
(Registrant)

Date: February 27, 2006	By:	/s/ Craig E. Eisensacher
Craig E. Eisenacher
Senior Vice President-Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer and duly authorized officer)

INDEX TO EXHIBITS

Exhibit Number and Description

10.1	Form of Restricted Stock Agreement for Executives with a two-year vesting schedule
10.2	Form of Restricted Stock Agreement for Executives with a five-year vesting schedule
10.3	Bristol West Holdings, Inc. Executive Officer Incentive Plan
10.4	Bristol West Holdings, Inc. Management Incentive Plan
10.5	Non-Employee Directors’ Deferred Compensation and Stock Award Plan
10.6	Form of Restricted Stock Agreement for Directors with a two-year vesting schedule